Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) of the
Securities Exchange Act of 1934 and 18 U.S.C. Section 1350
In connection with the Annual Report of Famous Dave’s of America, Inc (the “Registrant”) on Form 10-K for the annual period ended January 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Goronkin, Chief Executive Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:
1.	The Report, to which this certification is attached as Exhibit 32.1, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 17, 2006	By:	/s/ David Goronkin David Goronkin
President, Chief Executive Officer, and Director